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                                                                  Exhibit (e)(5)

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AMERICAN GENERAL                                                                                                          ASSIGNMENT
Life Companies

AMERICAN GENERAL LIFE INSURANCE COMPANY (AGL)

[ ] Fixed Life Service Center - P. O. Box 4373, Houston, TX 77210-4373 . Fax: 713-831-3028
[ ] Variable Life Service Center - P. O. Box 4880, Houston, TX 77210-4880 . Fax: 713-620-6653                        PLEASE PRINT OR
                                                                                                                TYPE ALL INFORMATION
On the form, the "Company" refers to the insurance company whose name is shown above.                             EXCEPT SIGNATURES.
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1. CONTRACT           You may use this form for multiple contracts that have the same contract owner and require the same
   IDENTIFICATION     signatures. All contracts must be assigned to the same assignee or all contracts released from assignment with same assignee.

 [ ] Check Here if    CONTRACT No.: ______________________________________________________________________________________________
     New Address
                      OWNER: _________________________________________________   SSN/TIN OR EIN:__________________________________

                      ADDRESS: _______________________________________________   PHONE No.:_______________________________________

                               _______________________________________________

                      EMAIL ADDRESS (optional): __________________________________________________________________________________

                      INSURED/ANNUITANT (IF OTHER THAN OWNER): ___________________________________________________________________
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2. ASSIGNMENT        For value received, I hereby assign and transfer to the named Assignee/Creditor as their interest may appear, the Contract number named above, issued by the Company, upon the life as named above and all moneys now or hereafter payable thereunder, subject to the conditions of said contract, the regulations of the Company and to any lien, charge, or indebtedness thereon now or hereafter existing in favor of the Company.

                     Assignee/Creditor Name: ____________________________________________________________________________________

                     Assignee/Creditor Address: _________________________________________________________________________________
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3. [ ] RELEASE OF    The consideration for which the Assignment was made, having been fully paid and satisfied, all right, title,
      ASSIGNMENT     and interest of the assignee in the above named Contract issued or assumed by the Company on the above named life is hereby relinquished.

                     Assignee/Creditor Name and Title: __________________________________________________________________________

                     Assignee/Creditor Address: _________________________________________________________________________________
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4. SIGN HERE FOR     This request must be dated and all required signatures must be written in ink, using full legal names signed by
   ABOVE REQUEST     the person or persons who have the rights of ownership under the terms of the contract. For CORPORATE OWNED contracts, the signature of one officer followed by the officer's title is required. The request must be submitted on a piece of corporate letterhead or paper with the corporate seal that has been signed by that officer. For contracts owned by a PARTNERSHIP, the full name of the partnership should be written followed by the signatures  of all partner(s), other than the Insured. For contracts owned by or assigned to a TRUSTEE, current Trustee(s) signatures are required as instructed by the trust agreement. Validation of Trustee(s)
                     may be required.

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                     UNDER PENALTIES OF PERJURY, I CERTIFY THAT: (1)THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER
                     IDENTIFICATION NUMBER, AND (2)I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP
                     WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED  BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO
                     BACK-UP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED
                     ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND (3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT
                     ALIEN). YOU MUST CROSS OUT ITEM 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO
                     BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST OR DIVIDENDS ON YOUR TAX RETURN.
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                     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE
                     CERTIFICATION  REQUIRED TO AVOID BACKUP WITHHOLDING.

ASSIGNMENT            _____________________________________________________      ___________________________________________________
                              Signature of Owner                 Date              If applicable, Signature of co-owner,    Date
                                                                                       assignee, witness
                                                                                  (or other party interested in contract)

RELEASE OF                     To release the assignment of this contract, this request must be signed by the Assignee.
ASSIGNMENT
                      ______________________________________________________________________________________________________________
                                 Assignee                     Assignee Title                                                Date

                                     RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.


AGLC0205                                                                                                                     Rev0113
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